Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Stoneleigh  Partners Acquisition Corp. (the “Company”) on Form 10-K  for the period ending July 31, 2007 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I, Gary Engle, Chairman and Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.        The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.        The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated:  October 10, 2007

By:            /s/Gary Engle
Gary Engle
Chairman and Chief Executive Officer

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